Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-157386 and 333-157386-01

NOTES | DEPOSITS | CERTIFICATES

ELKS® Citigroup Funding Inc. Any Payments Due from Citigroup Funding Inc. Fully and Unconditionally Guaranteed by Citigroup Inc. Medium-Term Notes, Series D	Equity LinKed Securities ELKS Based Upon a Specified Underlying Equity $1,000.00 per ELKS

OFFERING SUMMARY

(Related to the ELKS Product Supplement Dated December 22, 2009, Prospectus Supplement Dated February 18, 2009 and Prospectus Dated February 18, 2009)

Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including an ELKS product supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the ELKS product supplement, prospectus supplement and prospectus in that registration statement (File No. 333-157386) and the other documents Citigroup Funding and Citigroup Inc. have filed with the SEC for more complete information about Citigroup Funding, Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the ELKS product supplement and related prospectus supplement and prospectus by calling toll-free 1-877-858-5407.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

June 2, 2010

2 |	ELKS®

ELKS®

Based Upon a Specified Underlying Equity

Equity LinKed Securities

This offering summary represents a summary of the terms and conditions of each series of ELKS described herein. It is important for you to consider the information contained in this offering summary, the ELKS product supplement, as well as the related prospectus supplement and prospectus, before making your decision to invest in the ELKS. The description of the ELKS below supplements, and to the extent inconsistent with, replaces the description of the general terms of the ELKS set forth in the ELKS product supplement. Capitalized terms used in this offering summary and not defined under “Preliminary Terms for All Series of ELKS” or “Specific Preliminary Terms for Each Series of ELKS” below have the meanings given them in the ELKS product supplement.

You may access the ELKS product supplement, the prospectus supplement and prospectus on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

■	ELKS Product Supplement filed on December 22, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000119312509258071/d424b2.htm

■	Prospectus Supplement filed on February 18, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000095012309003022/y74453b2e424b2.htm

■	Prospectus filed on February 18, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000095012309003016/y74453sv3asr.htm

Overview of the ELKS®

General

Equity LinKed Securities, or ELKS®, are equity-linked investments that offer current income as well as limited protection against the decline in the trading price of the common stock on which the ELKS are based, in exchange for the risk that you receive shares of the Underlying Equity worth less than the principal amount at maturity. Each series of ELKS has the maturity set forth under “Specific Preliminary Terms for Each Series of ELKS” below and are issued by Citigroup Funding Inc. Each series of ELKS described in this offering summary is based upon a single common stock (each, an Underlying Equity as specified in “Specific Preliminary Terms for Each Series of ELKS” below), not a basket or index of all common stock described herein. Some key characteristics of all series of ELKS include:

■

Fixed Coupon. The ELKS pay a fixed coupon, with a yield greater than both the current dividend yield of the Underlying Equity and the yield that would be payable on a conventional debt security of the same maturity issued by Citigroup Funding (guaranteed by Citigroup Inc.). The ELKS will pay a coupon on the

Maturity Date equal to the amount specified under “Specific Preliminary Terms for Each Series of ELKS” below.

■

No Principal Protection. While the ELKS provide limited protection against the decline in the trading price of the Underlying Equity, the ELKS are not principal protected. For each ELKS you hold at maturity, you will receive either (a) a fixed number of shares of the Underlying Equity equal to the Equity Ratio (or, if you elect, the cash value of those shares based on the closing price of the Underlying Equity on the Valuation Date), if the closing price of the Underlying Equity is less than or equal to the Downside Threshold Price (to be determined on the Pricing Date) on any trading day from the Pricing Date up to and including the Valuation Date, or (b) $1,000.00 in cash. Thus, if you receive shares of the Underlying Equity at maturity (or, if you elect, the cash value of those shares) and the closing price of the Underlying Equity at maturity (or on the Valuation Date if you elect to receive the cash value of those shares) is less than the Initial Equity Price, the amount you receive at maturity for each ELKS will be less than the price paid for each ELKS and could be zero.

ELKS®	| 3
■

No Participation in the Growth Potential of the Underlying Equity. In return for receiving the fixed coupon and limited protection against a decline in the trading price of the Underlying Equity, except in limited circumstances, you give up participation in any increase in the trading price of the Underlying Equity during the term of the ELKS. Also, you will not receive dividends or other distributions, if any, paid on the Underlying Equity.

The ELKS of each series are unsecured senior debt securities issued by Citigroup Funding. Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. The ELKS will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding and, as a result of the guarantee, any payments due under the ELKS will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The return of the principal amount of your investment in the ELKS at maturity is not guaranteed.

The ELKS are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality. All payments on the ELKS are subject to the credit risk of Citigroup Inc.

Types of Investors

The ELKS may be an appropriate investment for investors seeking current income who are also willing to accept risk to the principal invested. Such investors may include:

■	Income-oriented equity investors

■	Investors with moderate return expectations for the Underlying Equity who also seek limited protection against loss

■	Current or prospective holders of the Underlying Equity

■	Investors in convertible securities who are willing to risk principal

Commissions and Fees

Citigroup Global Markets Inc., an affiliate of Citigroup Funding and the underwriter of the sale of the ELKS, will receive an underwriting fee of $20.00 for each $1,000.00 ELKS sold in this offering having a maturity of approximately six months and $30.00 for each $1,000.00 ELKS sold in this offering having a maturity of approximately thirteen months. Certain dealers, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, broker-dealers affiliated with Citigroup Global Markets, will receive from Citigroup Global Markets not more than $20.00 of the underwriting fee for each six-month ELKS they sell and $30.00 of the underwriting fee from each thirteen-month ELKS they sell. Citigroup Global Markets will pay the Financial Advisors employed by Citigroup Global Markets a fixed sales commission from the underwriting fee of $20.00 for each six-month ELKS they sell and $30.00 for each thirteen-month ELKS they sell. Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the ELKS declines. You should refer to “Specific Preliminary Terms for Each Series of ELKS,” “Key Risk Factors” and “Supplemental Plan of Distribution; Conflicts of Interest” below and “Risk Factors Relating to the ELKS” and “Plan of Distribution” in the accompanying ELKS product supplement related to this offering for more information.

4 |	ELKS®

Preliminary Terms for All Series of ELKS

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the ELKS are not principal protected, you may receive an amount at maturity that is less than the amount you initially invest.
Rating of Issuer’s Obligations:	As of June 2, 2010, A3/A (Moody’s/S&P) based on a guarantee from the Issuer’s parent company, Citigroup Inc. and subject to change. Current ratings of the Issuer’s senior debt obligations can be found on the website of Citigroup Inc. under “Citi Credit Ratings” on the Investor page. The ratings reflect each rating agency’s view of the likelihood that Citigroup Funding Inc. and Citigroup Inc. will honor their obligations to pay the amount due on the ELKS at maturity and do not address whether you will gain or lose money on your investment. The ELKS are not principal protected and you may receive an amount at maturity that is less than the amount you initially invest.
Principal Protection:	None.
Pricing Date:	June , 2010 (expected to price on or about June 25, 2010)
Issue Date:	Three Business Days after the Pricing Date.
Valuation Date:	Three Trading Days before the Maturity Date.
Issue Price:	$1,000.00 per ELKS.
Coupon Payment Date:

Paid monthly on the same day of the month as the applicable Maturity Date and calculated on the basis of a 360-day year of twelve 30-day months, commencing in the month following the Issue Date.

Any coupon payment on an ELKS required to be made on a date, including the stated Maturity Date, that is not a Business Day need not be made on that date. A payment may be made on the next succeeding Business Day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment. The coupon payment will be payable to the persons in whose name the ELKS are registered at the close of business on the third Business Day preceding the relevant Coupon Payment Date.

Amount Received at Maturity:

For each $1,000.00 ELKS:

(1) a fixed number of shares of the Underlying Equity equal to the Equity Ratio (or, if you exercise your Cash Election Right, the cash value of those shares based on the closing price of the Underlying Equity on the Valuation Date), if the closing price of the Underlying Equity on any trading day after the Pricing Date up to and including the Valuation Date declines from the Initial Equity Price to be less than or equal to the Downside Threshold Price, or

(2) $1,000.00 in cash.

Cash Election Right:	You may elect to receive from Citigroup Funding for each ELKS you hold on the Maturity Date the cash value of the shares of the Underlying Equity you would otherwise be entitled to at maturity. If you elect to exercise the Cash Election Right you must provide timely notice of your election to your broker so that your broker can provide notice of your election to the trustee and the paying agent for the ELKS no sooner than 20 Business Days before the Maturity Date and no later than 5 Business Days before the Maturity Date. You should refer to the section “Description of the ELKS—Determination of the Amount to be Received at Maturity” in the ELKS product supplement for more information about the Cash Election Right.
Equity Ratio:	The number of shares of the Underlying Equity per ELKS equal to $1,000.00 divided by the Initial Equity Price (actual ratio to be determined on the Pricing Date).
Listing:	The ELKS will not be listed on any exchange.
Calculation Agent:	Citigroup Global Markets Inc.

ELKS®	| 5

Specific Preliminary Terms for Each Series of ELKS

Underlying Equity	Maturity Date	Per Annum Coupon(1)	Initial Equity Price (2)	Downside Threshold Price	Equity Ratio (3)	CUSIP	MTNDD Number
Principal Financial Group, Inc. (NYSE symbol: PFG)	December 2010	14% to 16% (approximately 7% to 8% on a simple interest basis)	$	$ , 75% of the Initial Equity Price		17308CPF7	MTNDD548
SunTrust Banks, Inc. (NYSE symbol: STI)	December 2010	14% to 16% (approximately 7% to 8% on a simple interest basis)	$	$ , 75% of the Initial Equity Price		17308CPG5	MTNDD550
The Dow Chemical Company (NYSE symbol: DOW)	December 2010	11% to 13% (approximately 5.5% to 6.5% on a simple interest basis)	$	$ , 75% of the Initial Equity Price		17308CPH3	MTNDD546
The Goldman Sachs Group, Inc. (NYSE symbol: GS)	December 2010	10% to 12% (approximately 5% to 6% on a simple interest basis)	$	$ , 80% of the Initial Equity Price		17308CPJ9	MTNDD549
Harley-Davidson, Inc. (NYSE symbol: HOG)	December 2010	13% to 15% (approximately 6.5% to 7.5% on a simple interest basis)	$	$ , 75% of the Initial Equity Price		17308CPK6	MTNDD547
Wynn Resorts, Limited (NASDAQ symbol: WYNN)	July 2011	11% to 13%	$	$ , 70% of the Initial Equity Price		17308CPL4	MTNDD551
United States Steel Corporation (NYSE symbol: X)	July 2011	10% to 12%	$	$ , 70% of the Initial Equity Price		17308CPM2	MTNDD552
Advanced Micro Devices, Inc. (NYSE symbol: AMD)	July 2011	10% to 12%	$	$ , 70% of the Initial Equity Price		17308CPN0	MTNDD553

(1)	To be determined on the Pricing Date.
(2)	The closing price of the Underlying Equity on the Pricing Date.
(3)	The number of shares of the Underlying Equity per ELKS equal to $1,000.00 divided by the Initial Equity Price (actual ratio to be determined on the Pricing Date).

Please refer to the section “Description of and Historical Data for the Underlying Equities and Hypothetical Amounts Payable at Maturity” beginning on page 13 below for additional information on each Underlying Equity.

6 |	ELKS®

Benefits of the ELKS

■

Current Income. The ELKS pay a monthly coupon with a yield set at a rate that is currently greater than both the anticipated dividend yield on the Underlying Equity and the rate that would be paid on a conventional debt security with the same maturity issued by Citigroup Funding.

■

Protection Against Loss in Limited Circumstances. At maturity, you will receive your original investment in the ELKS even if the trading price of the Underlying Equity has declined from the Initial Equity Price, as long as the closing price does not decline to less than or equal to the Downside Threshold Price on any trading day during the term of the ELKS up to and including the Valuation Date. In this case, you will not suffer the same loss that a direct investment in the Underlying Equity would produce. However, if on any trading day during the term of the ELKS up to and including the Valuation Date, the closing price of the Underlying Equity is less than or equal to the Downside Threshold Price, the amount you receive at maturity may be less than your initial investment and could be zero.

Key Risk Factors

An investment in each series of ELKS described herein involves significant risks. While some of these risks are summarized below, please review “Risk Factors Relating to the ELKS” in the ELKS product supplement and “Risk Factors” in the related prospectus supplement for a full description of risks.

■

Potential for Loss. The amount you will receive at maturity on the ELKS will depend on the closing price of the Underlying Equity during the term of the ELKS up to and including the Valuation Date. If, on any trading day during the term of the ELKS up to and including the Valuation Date, the closing price of the Underlying Equity declines from the Initial Equity Price to be less than or equal to the Downside Threshold Price, and the closing price of the Underlying Equity at maturity (or on the Valuation Date if you elect to receive the cash value of the Equity Ratio) is less than the Initial Equity Price, the amount you receive at maturity will be less than your initial investment in the ELKS and could be zero.

■

Volatility of the Trading Price of the Underlying Equity. Volatility is the term used to describe the size and frequency of market fluctuations in the trading price of the Underlying Equity. Because the amount of your return on the ELKS at maturity, if any, depends upon the closing price of the Underlying Equity on any trading day during the term of the ELKS up to and including the Valuation Date and may be based on the closing price of the Underlying Equity at maturity (or on the Valuation Date if you elect to receive the cash value of the Equity Ratio), the volatility of the trading price of the Underlying Equity may result in your receiving an amount at maturity that is less than your initial investment in the ELKS and could be zero. Although past price volatility is not indicative of future price volatility, see “Description of and Historical Data for the Underlying Equities and Hypothetical Amounts Payable at Maturity” in this offering summary for more information on the historical prices of the Underlying Equity.

■

Appreciation Only in Limited Circumstances. You will not participate in any appreciation in the trading price of the Underlying Equity, and the return on the ELKS will be limited to the coupon payable on the ELKS, unless (i) the closing price of the Underlying Equity on any trading day during the term of the ELKS up to and including the Valuation Date declines from the Initial Equity Price to be less than or equal to the Downside Threshold Price and (ii) the closing price of the Underlying Equity at maturity (or on the Valuation Date if you elect to receive the cash value of the Equity Ratio) is greater than the Initial Equity Price. Therefore, the return on the ELKS may be less than the return on a similar security that allows you to participate more fully in the appreciation of the trading price of the Underlying Equity, or on a direct investment in the Underlying Equity, if the closing price of the Underlying Equity at maturity (or on the Valuation Date, as applicable) is significantly greater than the Initial Equity Price but you do not receive shares of the Underlying Equity (or the cash value of those shares) at maturity.

■

Citigroup Inc. Credit Risk, Credit Ratings and Credit Spreads. Investors in the ELKS are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the ELKS, and to changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or

ELKS®	| 7

anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc. credit risk is likely to adversely affect the market value of the ELKS.

■

Potential for a Lower Comparative Yield. If the closing price of the Underlying Equity is less than or equal to the Downside Threshold Price on any trading day during the term of the ELKS up to and including the Valuation Date and the total return on the ELKS is less than 0.40%, for ELKS having a maturity of approximately six months, and 0.67% for ELKS having a maturity of approximately thirteen months, the effective yield on the ELKS may be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding (guaranteed by Citigroup Inc.) with a comparable maturity.

■

Relationship to the Underlying Equity. You will have no rights against the issuer of the Underlying Equity even though the market value of the ELKS and the amount you will receive at maturity depend on the trading price of the Underlying Equity. The issuer of the Underlying Equity is not involved in the offering of the ELKS and has no obligations relating to the ELKS. In addition, you will have no voting rights and will not receive dividends or other distributions, if any, with respect to the Underlying Equity unless and until you receive shares of the Underlying Equity at maturity.

■

Exchange Listing and Secondary Market. The ELKS will not be listed on any exchange. There is currently no secondary market for the ELKS. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ELKS. Although Citigroup Global Markets Inc. intends to make a secondary market in the ELKS, it is not obligated to do so.

■

Resale Value of the ELKS May Be Lower Than Your Initial Investment. Due to, among other things, changes in the trading price of and dividend yield on the Underlying Equity, interest rates, the earnings performance of the issuer of the Underlying Equity, other economic conditions, the inclusion of commissions and projected profit from hedging in the public offering price of the ELKS and Citigroup Funding and Citigroup Inc.’s perceived creditworthiness, the ELKS may trade, if at all, at prices below their initial issue price of $10.00 per ELKS. You could receive substantially less than the amount of your initial investment upon any resale of your ELKS.

■

Citgroup Funding’s Hedging and Trading Activity Could Adversely Affect the Value of the ELKS. Citigroup Funding expects to hedge its obligations under the ELKS through the trading of the Underlying Equity or other instruments, such as options, swaps or futures, based upon the Underlying Equity by one or more of its affiliates. This hedging activity on, or prior to, the Pricing Date could potentially affect the trading price of the Underlying Equity and, accordingly, potentially increase the Initial Equity Price used to calculate the Downside Threshold Price and, therefore, potentially increase the Downside Threshold Price relative to the trading price of the Underlying Equity absent such hedging or trading activity. Additionally, such hedging activity during the term of the ELKS could potentially affect whether the closing price of the Underlying Equity decreases to or below the Downside Threshold Price and, therefore, whether or not you will receive the stated principal amount of the ELKS or shares of the Underlying Equity (or the cash value of those shares based on their closing price on the Valuation Date) at maturity. Furthermore, if the closing price of the Underlying Equity on any trading day has decreased to or below the Downside Threshold Price such that you could receive shares of the underlying equity (or, at your option, the cash value of those shares based on their closing price on the valuation date) at maturity, our affiliates’ hedging activity prior to or at maturity could adversely affect the trading price of those shares of the Underlying Equity. This hedging activity during the term of the ELKS also could affect the market price of the Underlying Equity and therefore the market value of the ELKS.

■

Market Price Influenced by Inclusion of Underwriting Fees and Projected Profit from Hedging Activity. The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase the ELKS in secondary market transactions will likely be lower than the issue price, since the issue price includes and secondary market prices are likely to exclude, commissions paid with respect to the ELKS, as well as the projected profit included in the cost of hedging our obligations under the ELKS. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the ELKS are also likely to be reduced by the costs of unwinding the related hedging transaction at the time of the secondary market transaction. Our affiliate may realize a profit from the expected hedging activity even if the market value of the ELKS declines. In

8 |	ELKS®

addition, any secondary market prices for the ELKS may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs. For further information on our use of proceeds and hedging, see “Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the ELKS product supplement.

■

The Calculation Agent, Which is an Affiliate of the Issuer, Will Make Determinations With Respect to the ELKS. Citigroup Global Markets, which will act as the calculation agent for the ELKS, is an affiliate of ours. As calculation agent, Citigroup Global Markets will determine whether the closing price of the Underlying Equity decreases to or below the Downside Threshold Price during the term of the ELKS. Any of these determinations made by Citigroup Global Markets, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of the trading price of the Underlying Equity under particular circumstances may adversely affect the payment to you at maturity.

■

Potential Business with the Underlying Equity Issuer. We or our affiliates may presently or from time to time engage in business with the Underlying Equity issuer without regard to your interests, including extending loans to, or making equity investments in, the Underlying Equity issuer or providing advisory services to the Underlying Equity issuer, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about the Underlying Equity issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you.

■

Antidilution Adjustments Do Not Cover Every Corporate Event. The amount you receive at maturity will be subject to adjustment for a number of events arising from share splits and combinations, share dividends or other distributions, a number of other actions of the Underlying Equity issuer that modify its capital structure and a number of other transactions involving the Underlying Equity issuer, as well as for the liquidation, dissolution or winding up of the Underlying Equity issuer. You should refer to the section “Description of the ELKS – Dilution Adjustments” in the ELKS product supplement. The amount you receive at maturity will not be adjusted for other events that may adversely affect the trading price of the Underlying Equity, such as offerings of common stock for cash or in connection with acquisitions. Because of the relationship of the amount you receive at maturity to the trading price of the Underlying Equity, these other events may reduce the amount you receive at maturity on the ELKS. Additionally, the market price of the ELKS may be materially and adversely affected.

■

Affiliate Research Reports and Commentary. Citigroup Investment Research or other affiliates of Citigroup Funding may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the Underlying Equity or other matters that may influence the trading price of the Underlying Equity and, therefore, the value of the ELKS. Any research, opinion or recommendation expressed by Citigroup Investment Research or other Citigroup Funding affiliates may not be consistent with purchasing, holding or selling the ELKS.

■

The United States Federal Income Tax Consequences of the ELKS Are Uncertain. No statutory, judicial or administrative authority directly addresses the characterization of the ELKS or instruments similar to the ELKS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the ELKS are not certain. No ruling is being requested from the Internal Revenue Service with respect to the ELKS and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under “Certain U.S. Federal Income Tax Considerations” in this offering summary or under “What Are the United States Federal Income Tax Consequences of Investing in the ELKS?” and “Certain United States Federal Income Tax Considerations” in the ELKS product supplement. It is also possible that future U.S. legislation, regulations or other IRS guidance would require you to accrue income on the ELKS on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the ELKS in another manner that significantly differs from the agreed-to treatment discussed under “Certain U.S. Federal Income Tax Considerations” in this offering summary and under “What Are the United States Federal Income Tax Consequences of Investing in the ELKS?” and “Certain United States Federal Income Tax Considerations” in the ELKS product supplement, and that any such guidance could have retroactive effect.

ELKS®	| 9

Certain United States Federal Income Tax Considerations

The following is a summary of certain federal income tax considerations of the purchase, ownership and disposition of the ELKS by U.S. investors (“U.S. Holders”) and certain non-U.S. investors described below. This discussion supplements, and to the extent inconsistent with, replaces the discussion contained in the ELKS product supplement under “What Are the United States Federal Income Tax Consequences of Investing in the ELKS?” and “Certain United States Federal Income Tax Considerations.”

All prospective investors (including tax-exempt investors) should refer to the ELKS product supplement related to this offering for additional information relating to U.S. federal income tax and should consult their own tax advisors to determine the tax consequences to them of investing in the ELKS.

U.S. Holders

For U.S. federal income tax purposes, you and Citigroup Funding agree to treat an ELKS as a grant by you to Citigroup Funding of an option on a forward contract, pursuant to which forward contract, at maturity you will purchase the Underlying Equity (or the cash equivalent). In addition, you and Citigroup Funding agree to treat the amounts invested by you as a cash deposit that will be used to satisfy your purchase obligation. The summary below assumes such treatment, except where otherwise stated.

Each total coupon payment paid on the ELKS should be divided into two separate components for tax purposes: an interest component and an option premium component. The approximate breakdown of each of these components is listed in the table below. The final total coupon amount and the breakdown will be determined on the Pricing Date.

Underlying Equity	Total Coupon per ELKS	Interest Component	Option Premium Component
Principal Financial Group, Inc.	$70.00 to $80.00	3%	97%
SunTrust Banks, Inc.	$70.00 to $80.00	3%	97%
The Dow Chemical Company	$55.00 to $65.00	3%	97%
The Goldman Sachs Group, Inc.	$50.00 to $60.00	4%	96%
Harley-Davidson, Inc.	$65.00 to $75.00	3%	97%
Wynn Resorts, Limited	$110.00 to $130.00	6%	94%
United States Steel Corporation	$100.00 to $120.00	6%	94%
Advanced Micro Devices, Inc.	$100.00 to $120.00	6%	94%

These components should be taxed as follows:

■	You will be required to include any interest payment as interest income at the time that such interest is accrued or received in accordance with your method of accounting.

■	You will not be required to include any option premium received in income until sale or other taxable disposition of the ELKS or retirement of the ELKS.

If you hold the ELKS until they mature:

■	If you receive cash at maturity, you will recognize short-term capital gain or loss equal to the difference between (x) the sum of cash received at maturity and the entire option premium (but not including any interest payment), and (y) your purchase price for the ELKS;

■

If you receive shares of the Underlying Equity upon the retirement of the ELKS, subject to the discussion below, you should not expect to recognize any gain or loss on the receipt of the shares of the Underlying Equity, and your tax basis in the shares of the Underlying Equity generally will equal your purchase price for the ELKS less the amount of the entire option premium.

10 |	ELKS®

If you sell your ELKS for cash prior to maturity, you will generally have a short-term capital gain or loss equal to the difference between (x) the sum of the cash received at disposition and the option premium previously received, if any (but not including any interest payment), and (y) your purchase price for the ELKS.

No statutory, judicial or administrative authority directly addresses the characterization of the ELKS or instruments similar to the ELKS for U.S. federal income tax purposes. Due to the absence of authority as to the proper characterization of the ELKS, no assurance can be given that the Internal Revenue Service (“IRS”) will accept, or that a court will uphold, the agreed-to characterization and tax treatment described above, and alternative treatments of the ELKS could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis at the annual rate of 0.67% (with respect to ELKS having a Maturity Date of June 22, 2011) compounded semiannually (the comparable yield, which could include the entire coupon on the ELKS). In addition, there is no assurance that the IRS will agree with the agreed-to characterization and tax treatment of the retirement of the ELKS described above, and you may be required by the IRS to recognize gain on the receipt of the Underlying Equity or to treat cash or stock received at maturity or on sale as ordinary income rather than as gain.

It is also possible that future regulations or other IRS guidance would require you to accrue income on the ELKS on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the ELKS in another manner that significantly differs from the agreed-to treatment discussed above. The IRS and U.S. Treasury Department recently issued a notice (the “Notice”) that requests public comments on a comprehensive list of tax policy issues raised by prepaid forward contracts, which include financial instruments similar to the ELKS. The Notice contemplates that such instruments may become subject to taxation on a current accrual basis under one or more possible approaches, including a mark-to-market methodology; a regime similar to the Contingent Payment Regulations; categorization of prepaid forward contracts as debt; and treatment of prepaid forward contracts as “constructive ownership” transactions. The Notice also contemplates that all (or significant portions) of an investor’s returns under prepaid forward contracts could be taxed at ordinary income rates (as opposed to capital gains rates). It is currently impossible to predict what guidance, if any, will be issued as a result of the Notice, and whether any such guidance could have retroactive effect.

In addition, legislation has been introduced for consideration in the United States Congress that, if enacted into law, would require current accrual of interest income on prepaid derivative contracts with a term of more than one year (which may include financial instruments similar to the ELKS) acquired after the date of the legislation’s enactment. The legislation also would implement special income accrual rules for publicly traded prepaid derivative contracts. The schedule for consideration of this legislation and the outcome of the legislative process currently is uncertain.

Non-U.S. Holders

In the case of a holder of an ELKS that is not a U.S. person (a “Non-U.S. Holder”) and does not hold more than 5% in value of either the outstanding ELKS or the outstanding shares of the Underlying Equity, the interest payments made with respect to the ELKS should not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements (including in general the furnishing of an IRS form W-8 or substitute form).

Any capital gain realized upon the maturity, sale or other disposition of the ELKS by a Non-U.S. Holder should generally not be subject to U.S. federal income tax if:

1.	Such gain is not effectively connected with a U.S. trade or business of such holder, and

2.	In the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition, or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

In the Notice discussed above, the IRS and U.S. Treasury Department specifically question whether, and to what degree, payments (or deemed accruals) in respect of a prepaid forward contract should be subject to withholding. Accordingly, it is possible that future guidance could be issued as a result of the Notice requiring us to withhold on payments made to non-U.S. Holders under the ELKS.

ELKS®	| 11

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ELKS as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ELKS or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the ELKS or (B) its acquisition and holding of the ELKS is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ELKS if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ELKS by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the ELKS product supplement for more information.

Supplemental Plan of Distribution; Conflicts of Interest

Citigroup Global Markets, acting as principal, has agreed to purchase from Citigroup Funding, and Citigroup Funding has agreed to sell to Citigroup Global Markets, the number and aggregate principal amount of ELKS listed in the table below at the price specified in the column “Proceeds to Citigroup Funding Inc. per ELKS”. Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc. Citigroup Global Markets proposes to offer some of the ELKS directly to the public at the public offering price set forth in the table below and some of the ELKS to certain dealers, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. and Citigroup Global Markets Asia Limited, broker-dealers affiliated with Citigroup Global Markets, at the public offering price less a concession not to exceed the amount of the Underwriting Fee listed below per ELKS. Citigroup Global Markets may allow, and these dealers may reallow, a concession not to exceed the amount of the Underwriting Fee per ELKS on sales to certain other dealers. Citigroup Global Markets will pay the Financial Advisors employed by Citigroup Global Markets a fixed sales commission in the amount of the Underwriting Fee per ELKS for each ELKS they sell. If all of the ELKS are not sold at the initial offering price, Citigroup Global Markets may change the public offering price and other selling terms.

Underlying Equity	Number of ELKS	Aggregate Principal Amount of ELKS	Public Offering Price per ELKS	Underwriting Fee per ELKS	Proceeds to Citigroup Funding Inc. per ELKS
Principal Financial Group, Inc.			$$1,000.00	$20.00	$980.00
SunTrust Banks, Inc.			$$1,000.00	$20.00	$980.00
The Dow Chemical Company			$$1,000.00	$20.00	$980.00
The Goldman Sachs Group, Inc.			$$1,000.00	$20.00	$980.00
Harley-Davidson, Inc.			$$1,000.00	$20.00	$980.00
Wynn Resorts, Limited			$$1,000.00	$30.00	$970.00
United States Steel Corporation			$$1,000.00	$30.00	$970.00
Advanced Micro Devices, Inc.			$$1,000.00	$30.00	$970.00

Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule

2720 of the NASD Conduct Rules adopted by the

Financial Industry Regulatory Authority.

Client accounts over which Citigroup Inc., its subsidiaries or the affiliates of its subsidiaries have investment discretion are NOT permitted to purchase the ELKS, either directly or indirectly.

12 |	ELKS®

Additional Considerations

In case of default in payment at maturity of the ELKS, the ELKS will bear interest, payable upon demand of the beneficial owners of the ELKS in accordance with the terms of the ELKS, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of         %

per annum on the unpaid amount (or the cash equivalent of the unpaid amount) due for each ELKS having a term of approximately six months and at the rate of         % per annum on the unpaid amount (or the cash equivalent of the unpaid amount) due for each ELKS having a term of approximately thirteen months.

ELKS®	| 13

Description of and Historical Data for the Underlying Equities and Hypothetical Amounts Payable at Maturity

General

Neither Citigroup Funding nor Citigroup Inc. has participated in the preparation of the issuer of the Underlying Equity’s publicly available documents and has not made any due diligence investigation or inquiry of the Underlying Equity in connection with the offering of the ELKS. We make no representation that the publicly available information about the Underlying Equity is accurate or complete. The ELKS represent obligations of Citigroup Funding only. The issuer of the Underlying Equity is not involved in any way in this offering and has no obligation relating to the ELKS or to holders of the ELKS.

Holders of ELKS will not be entitled to any rights with respect to the Underlying Equity (including, without limitation, voting rights or rights to receive dividends or other distributions in respect thereof) prior to receiving shares of the Underlying Equity at maturity, if applicable.

The graphs of historical trading price information set forth below chart the daily closing price of the Underlying Equity, as reported on the NYSE (or NASDAQ, with respect to Wynn Resorts, Limited), from January 3, 2005 to June 1, 2010. The data reflected in the graphs below were obtained from Bloomberg L.P. Past closing prices of the Underlying Equity are not indicative of future closing prices of the Underlying Equity.

The hypothetical examples of amounts payable at maturity of the ELKS set forth below are for purposes of illustration only and would provide different results if different assumptions were applied. The actual amount you will receive at maturity will depend on the actual Initial Equity Price, the percentage decline from the Initial Equity Price which will determine whether you receive a fixed number of shares of the Underlying Equity at maturity (or the cash value of those shares at your election) instead of $1,000.00 and the change in the closing price of the Underlying Equity from the Initial Equity Price on any trading day during the term of the ELKS up to and including the Valuation Date.

Additionally, if you elect to receive the cash value of the shares of the Underlying Equity equal to the Equity Ratio you would otherwise be entitled to at maturity, the amount of cash you receive at maturity will be determined based on the closing price of the Underlying Equity on the Valuation Date. This amount will not change from the amount fixed on the Valuation Date, even if the closing price of the Underlying Equity changes from the Valuation Date to maturity. Conversely, if you do not make a cash election and instead receive a number of shares of the Underlying Equity at maturity equal to the Equity Ratio, the value of those shares at maturity will be different than the value of those shares on the Valuation Date if the closing price of the Underlying Equity changes from the Valuation Date to maturity.

14 |	ELKS®

Description of Principal Financial Group, Inc.

General

According to publicly available documents, Principal Financial Group, Inc. (“PFG”) is a provider of retirement savings, investment and insurance products and services.

PFG is currently subject to the information requirements of the Securities Exchange Act. Accordingly, PFG files reports (including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010) and other information with the SEC. PFG’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of PFG is listed on NYSE under the symbol “PFG.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for PFG common stock, as reported on NYSE, as well as the cash dividends paid per share of PFG common stock.

According to PFG’s Form 10-Q for the quarterly period ended March 31, 2010, as of April 28, 2010, there were 319,728,326 shares of PFG common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$41.76	$37.61	$0.00
Second Quarter 2005	$41.94	$36.91	$0.00
Third Quarter 2005	$48.21	$42.32	$0.00
Fourth Quarter 2005	$51.90	$46.24	$0.65
First Quarter 2006	$50.31	$45.97	$0.00
Second Quarter 2006	$55.65	$48.67	$0.00
Third Quarter 2006	$56.22	$52.73	$0.00
Fourth Quarter 2006	$59.34	$53.97	$0.80
First Quarter 2007	$63.76	$58.52	$0.00
Second Quarter 2007	$64.09	$57.18	$0.00
Third Quarter 2007	$63.09	$52.77	$0.00
Fourth Quarter 2007	$70.72	$60.88	$0.90
First Quarter 2008	$67.99	$48.57	$0.00
Second Quarter 2008	$58.68	$41.97	$0.00
Third Quarter 2008	$51.95	$35.48	$0.00
Fourth Quarter 2008	$37.94	$9.43	$0.45
First Quarter 2009	$24.48	$5.88	$0.00
Second Quarter 2009	$23.68	$8.16	$0.00
Third Quarter 2009	$30.83	$17.14	$0.00
Fourth Quarter 2009	$29.69	$22.52	$0.50
First Quarter 2010	$29.32	$21.45	$0.00
Second Quarter 2010 (through June 1)	$31.04	$25.91	$0.00

The closing price of PFG common stock on June 1, 2010 was $26.30.

ELKS®	| 15

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity

The examples of hypothetical maturity payments set forth below are based on the following assumptions:

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 15% per annum (7.5% for the term of the ELKS), payable monthly

■	Initial Equity Price: $28.00 per share of PFG common stock

■	Annualized current regular dividend yield of PFG common stock: 3%
■	Equity Ratio: 35.714 shares of PFG common stock per ELKS

■	Maturity Date: 6 months after the Issue Date

■	Downside Threshold Price: $21.00 (75% of the Initial Equity Price)

■	The closing price of PFG common stock on the Valuation Date is the same as the closing price on the Maturity Date.

Closing Price of PFG common stock on the Maturity Date	Return on PFG common stock(1)	No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
		Amount received at Maturity(2)	Total Monthly Coupons	Total Return on ELKS(3)	Did the ELKS outperform PFG common stock?(6)	Amount received at Maturity(4)	Total Monthly Coupons	Total Return on ELKS(5)	Did the ELKS outperform PFG common stock?(6)
$ 0.00	-100.00%	NA	NA	NA	-	$0.00	$75.00	-92.5%	YES
$14.00	-50.00%	NA	NA	NA	-	$500.00	$75.00	-42.5%	YES
$16.80	-40.00%	NA	NA	NA	-	$600.00	$75.00	-32.5%	YES
$19.60	-30.00%	NA	NA	NA	-	$700.00	$75.00	-22.5%	YES
$22.40	-20.00%	$1,000.00	$75.00	7.5%	YES	$800.00	$75.00	-12.5%	YES
$25.20	-10.00%	$1,000.00	$75.00	7.5%	YES	$900.00	$75.00	-2.5%	YES
$28.00	0.00%	$1,000.00	$75.00	7.5%	YES	$1,000.00	$75.00	7.5%	YES
$30.80	10.00%	$1,000.00	$75.00	7.5%	NO	$1,100.00	$75.00	17.5%	YES
$33.60	20.00%	$1,000.00	$75.00	7.5%	NO	$1,200.00	$75.00	27.5%	YES
$36.40	30.00%	$1,000.00	$75.00	7.5%	NO	$1,300.00	$75.00	37.5%	YES
$39.20	40.00%	$1,000.00	$75.00	7.5%	NO	$1,400.00	$75.00	47.5%	YES
$42.00	50.00%	$1,000.00	$75.00	7.5%	NO	$1,500.00	$75.00	57.5%	YES
$56.00	100.00%	$1,000.00	$75.00	7.5%	NO	$2,000.00	$75.00	107.5%	YES

(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of PFG common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on PFG common stock.

16 |	ELKS®

Description of SunTrust Banks, Inc.

General

According to publicly available documents, SunTrust Banks, Inc. (“SunTrust”) is a financial services holding company whose businesses provide a range of financial services to consumer and corporate clients.

SunTrust is currently subject to the information requirements of the Securities Exchange Act. Accordingly, SunTrust files reports (including its

Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010) and other information with the SEC. SunTrust’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of SunTrust is listed on NYSE under the symbol “STI.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for SunTrust common stock, as reported on NYSE, as well as the cash dividends paid per share of SunTrust common stock.

According to SunTrust’s Form 10-Q for the quarterly period ended March 31, 2010, as of April 29, 2010, there were 499,887,039 shares of SunTrust common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$73.79	$69.54	$0.55
Second Quarter 2005	$74.92	$70.02	$0.55
Third Quarter 2005	$75.73	$69.00	$0.55
Fourth Quarter 2005	$75.30	$65.80	$0.55
First Quarter 2006	$76.50	$70.08	$0.61
Second Quarter 2006	$78.00	$72.74	$0.61
Third Quarter 2006	$80.62	$75.75	$0.61
Fourth Quarter 2006	$85.45	$77.01	$0.61
First Quarter 2007	$87.17	$81.87	$0.73
Second Quarter 2007	$90.61	$78.78	$0.73
Third Quarter 2007	$89.64	$75.01	$0.73
Fourth Quarter 2007	$77.80	$61.09	$0.73
First Quarter 2008	$68.95	$54.23	$0.77
Second Quarter 2008	$59.33	$35.33	$0.77
Third Quarter 2008	$59.20	$26.98	$0.77
Fourth Quarter 2008	$54.62	$22.45	$0.54
First Quarter 2009	$29.92	$6.70	$0.10
Second Quarter 2009	$20.77	$10.83	$0.10
Third Quarter 2009	$24.10	$15.04	$0.01
Fourth Quarter 2009	$23.63	$18.89	$0.01
First Quarter 2010	$28.09	$20.44	$0.01
Second Quarter 2010 (through June 1)	$31.85	$25.40	$0.00	(1)

(1)	SunTrust declared a dividend of $0.01 on April 27, 2010 which is payable on June 15, 2010.

The closing price of SunTrust common stock on June 1, 2010 was $26.17.

ELKS®	| 17

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity

The examples of hypothetical maturity payments set forth below are based on the following assumptions.

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 15% per annum (7.5% for the term of the ELKS), payable monthly

■	Initial Equity Price: $27.00 per share of SunTrust common stock

■	Annualized current regular dividend yield of SunTrust common stock: 0.5%

■	Equity Ratio: 37.037 shares of SunTrust common stock per ELKS

■	Maturity Date: 6 months after the Issue Date

■	Downside Threshold Price: $20.25 (75% of the Initial Equity Price)

■	The closing price of SunTrust common stock on the Valuation Date is the same as the closing price on the Maturity Date.

Closing Price of SunTrust common stock on the Maturity Date	Return on SunTrust common stock(1)	No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
		Amount received at Maturity (2)	Total Monthly Coupons	Total Return on ELKS(3)	Did the ELKS outperform SunTrust common stock?(6)	Amount received at Maturity(4)	Total Monthly Coupons	Total Return on ELKS(5)	Did the ELKS outperform SunTrust common stock?(6)
$ 0.00	-100.00%	NA	NA	NA	-	$0.00	$75.00	-92.5%	YES
$13.50	-50.00%	NA	NA	NA	-	$500.00	$75.00	-42.5%	YES
$16.20	-40.00%	NA	NA	NA	-	$600.00	$75.00	-32.5%	YES
$18.90	-30.00%	NA	NA	NA	-	$700.00	$75.00	-22.5%	YES
$21.60	-20.00%	$1,000.00	$75.00	7.5%	YES	$800.00	$75.00	-12.5%	YES
$24.30	-10.00%	$1,000.00	$75.00	7.5%	YES	$900.00	$75.00	-2.5%	YES
$27.00	0.00%	$1,000.00	$75.00	7.5%	YES	$1,000.00	$75.00	7.5%	YES
$29.70	10.00%	$1,000.00	$75.00	7.5%	NO	$1,100.00	$75.00	17.5%	YES
$32.40	20.00%	$1,000.00	$75.00	7.5%	NO	$1,200.00	$75.00	27.5%	YES
$35.10	30.00%	$1,000.00	$75.00	7.5%	NO	$1,300.00	$75.00	37.5%	YES
$37.80	40.00%	$1,000.00	$75.00	7.5%	NO	$1,400.00	$75.00	47.5%	YES
$40.50	50.00%	$1,000.00	$75.00	7.5%	NO	$1,500.00	$75.00	57.5%	YES
$54.00	100.00%	$1,000.00	$75.00	7.5%	NO	$2,000.00	$75.00	107.5%	YES

(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of SunTrust common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on SunTrust common stock.

18 |	ELKS®

Description of Dow Chemical Company

General

According to publicly available documents, The Dow Chemical Company (“DOW”) is engaged in the manufacture and sale of chemicals, plastic materials, agricultural products and services, advanced materials and other specialized products and services.

DOW is currently subject to the information requirements of the Securities Exchange Act. Accordingly, DOW files reports (including its Quarterly

Report on Form 10-Q for the quarterly period ended March 31, 2010) and other information with the SEC. DOW’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of DOW is listed on NYSE under the symbol “DOW.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for DOW common stock, as reported on NYSE, as well as the cash dividends paid per share of DOW common stock.

According to DOW’s Form 10-Q for the quarterly period ended March 31, 2010, as of March 31, 2010, there were 1,154,900,085 shares of DOW common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$56.42	$47.70	$0.335
Second Quarter 2005	$50.28	$43.67	$0.335
Third Quarter 2005	$49.14	$40.63	$0.335
Fourth Quarter 2005	$47.20	$41.19	$0.335
First Quarter 2006	$44.93	$40.60	$0.375
Second Quarter 2006	$42.95	$37.14	$0.375
Third Quarter 2006	$39.65	$33.54	$0.375
Fourth Quarter 2006	$41.45	$38.46	$0.375
First Quarter 2007	$47.08	$39.39	$0.375
Second Quarter 2007	$46.63	$44.03	$0.375
Third Quarter 2007	$47.67	$39.85	$0.420
Fourth Quarter 2007	$46.50	$39.27	$0.420
First Quarter 2008	$39.89	$34.72	$0.420
Second Quarter 2008	$42.88	$34.83	$0.420
Third Quarter 2008	$37.56	$30.96	$0.420
Fourth Quarter 2008	$31.73	$15.09	$0.420
First Quarter 2009	$16.08	$6.31	$0.420
Second Quarter 2009	$18.73	$8.81	$0.150
Third Quarter 2009	$26.95	$14.66	$0.150
Fourth Quarter 2009	$29.42	$23.48	$0.150
First Quarter 2010	$31.15	$26.18	$0.150
Second Quarter 2010 (through June 1)	$31.83	$25.50	$0.150

The closing price of DOW common stock on June 1, 2010 was $25.60.

ELKS®	| 19

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity

The examples of hypothetical payment calculations set forth below are based on the following assumptions.

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 12% per annum (6% for the term of the ELKS), payable monthly

■	Initial Equity Price: $27.00 per share of DOW common stock

■	Annualized current regular dividend yield of DOW common stock: 2%

■	Equity Ratio: 37.037 shares of DOW common stock per ELKS

■	Maturity Date: 6 months after the Issue Date

■	Downside Threshold Price: $20.25 (75% of the Initial Equity Price)

■	The closing price of DOW common stock on the Valuation Date is the same as the closing price on the Maturity Date.

Closing Price of DOW common stock on the Maturity Date	Return on DOW common stock(1)	No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
		Amount received at Maturity (2)	Total Monthly Coupons	Total Return on ELKS(3)	Did the ELKS outperform DOW common stock(6)	Amount received at Maturity (4)	Total Monthly Coupons	Total Return on ELKS(5)	Did the ELKS outperform DOW common stock(6)
$ 0.00	-100.00%	NA	NA	NA	-	$0.00	$60.00	-94.0%	YES
$13.50	-50.00%	NA	NA	NA	-	$500.00	$60.00	-44.0%	YES
$16.20	-40.00%	NA	NA	NA	-	$600.00	$60.00	-34.0%	YES
$18.90	-30.00%	NA	NA	NA	-	$700.00	$60.00	-24.0%	YES
$21.60	-20.00%	$1,000.00	$60.00	6.0%	YES	$800.00	$60.00	-14.0%	YES
$24.30	-10.00%	$1,000.00	$60.00	6.0%	YES	$900.00	$60.00	-4.0%	YES
$27.00	0.00%	$1,000.00	$60.00	6.0%	YES	$1,000.00	$60.00	6.0%	YES
$29.70	10.00%	$1,000.00	$60.00	6.0%	NO	$1,100.00	$60.00	16.0%	YES
$32.40	20.00%	$1,000.00	$60.00	6.0%	NO	$1,200.00	$60.00	26.0%	YES
$35.10	30.00%	$1,000.00	$60.00	6.0%	NO	$1,300.00	$60.00	36.0%	YES
$37.80	40.00%	$1,000.00	$60.00	6.0%	NO	$1,400.00	$60.00	46.0%	YES
$40.50	50.00%	$1,000.00	$60.00	6.0%	NO	$1,500.00	$60.00	56.0%	YES
$54.00	100.00%	$1,000.00	$60.00	6.0%	NO	$2,000.00	$60.00	106.0%	YES

(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of DOW common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on DOW common stock.

20 |	ELKS®

Description of Goldman Sachs Group, Inc.

General

According to publicly available documents, The Goldman Sachs Group, Inc. (“Goldman”) is a global investment banking, securities and management firm that provides financial services to a client base that includes corporations, financial institutions, governments and high-net-worth individuals.

Goldman is currently subject to the information requirements of the Securities Exchange Act.

Accordingly, Goldman files reports (including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010) and other information with the SEC. Goldman’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of Goldman is listed on NYSE under the symbol “GS.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for Goldman common stock, as reported on NYSE, as well as the cash dividends paid per share of Goldman common stock.

According to Goldman’s Form 10-Q for the quarterly period ended March 31, 2010, as of April 23, 2010, there were 514,788,856 shares of Goldman common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$112.80	$102.86	$0.25
Second Quarter 2005	$113.53	$95.50	$0.25
Third Quarter 2005	$121.58	$102.71	$0.25
Fourth Quarter 2005	$134.12	$113.18	$0.25
First Quarter 2006	$156.96	$127.04	$0.25
Second Quarter 2006	$168.55	$138.50	$0.35
Third Quarter 2006	$170.00	$140.10	$0.35
Fourth Quarter 2006	$205.10	$170.69	$0.35
First Quarter 2007	$220.94	$190.00	$0.35
Second Quarter 2007	$233.64	$205.65	$0.35
Third Quarter 2007	$224.55	$164.90	$0.35
Fourth Quarter 2007	$247.92	$201.51	$0.35
First Quarter 2008	$207.78	$151.02	$0.35
Second Quarter 2008	$200.27	$162.40	$0.35
Third Quarter 2008	$188.04	$108.00	$0.35
Fourth Quarter 2008	$134.50	$52.00	$0.35
First Quarter 2009	$112.95	$59.20	$0.47
Second Quarter 2009	$149.47	$110.29	$0.35
Third Quarter 2009	$185.52	$138.55	$0.35
Fourth Quarter 2009	$192.28	$160.93	$0.35
First Quarter 2010	$177.90	$148.72	$0.35
Second Quarter 2010 (through June 1)	$184.92	$136.08	$0.35

The closing price of Goldman common stock on June 1, 2010 was $141.86.

ELKS®	| 21

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity

The examples of hypothetical maturity payments set forth below are based on the following assumptions.

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 11% per annum (5.5% for the term of the ELKS), payable monthly

■	Initial Equity Price: $145.00 per share of Goldman common stock

■	Annualized current regular dividend yield of Goldman common stock: 1%

■	Equity Ratio: 6.897 shares of Goldman common stock per ELKS

■	Maturity Date: 6 months after the Issue Date

■	Downside Threshold Price: $116.00 (80% of the Initial Equity Price)

■	The closing price of Goldman common stock on the Valuation Date is the same as the closing price on the Maturity Date.

Closing Price of Goldman common stock on the Maturity Date	Return on Goldman common stock(1)	No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
		Amount received at Maturity (2)	Total Monthly Coupons	Total Return on ELKS(3)	Did the ELKS outperform Goldman common stock?(6)	Amount received at Maturity(4)	Total Monthly Coupons	Total Return on ELKS(5)	Did the ELKS outperform Goldman common stock?(6)
0.00	-100.00%	NA	NA	NA	-	$0.00	$55.00	-94.5%	YES
72.50	-50.00%	NA	NA	NA	-	$500.00	$55.00	-44.5%	YES
87.00	-40.00%	NA	NA	NA	-	$600.00	$55.00	-34.5%	YES
101.50	-30.00%	NA	NA	NA	-	$700.00	$55.00	-24.5%	YES
116.00	-20.00%	NA	NA	NA	-	$800.00	$55.00	-14.5%	YES
130.50	-10.00%	$1,000.00	$55.00	5.5%	YES	$900.00	$55.00	-4.5%	YES
145.00	0.00%	$1,000.00	$55.00	5.5%	YES	$1,000.00	$55.00	5.5%	YES
159.50	10.00%	$1,000.00	$55.00	5.5%	NO	$1,100.00	$55.00	15.5%	YES
174.00	20.00%	$1,000.00	$55.00	5.5%	NO	$1,200.00	$55.00	25.5%	YES
188.50	30.00%	$1,000.00	$55.00	5.5%	NO	$1,300.00	$55.00	35.5%	YES
203.00	40.00%	$1,000.00	$55.00	5.5%	NO	$1,400.00	$55.00	45.5%	YES
217.50	50.00%	$1,000.00	$55.00	5.5%	NO	$1,500.00	$55.00	55.5%	YES
290.00	100.00%	$1,000.00	$55.00	5.5%	NO	$2,000.00	$55.00	105.5%	YES
(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of Goldman common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on Goldman common stock.

22 |	ELKS®

Description of Harley-Davidson, Inc.

General

According to publicly available documents, Harley-Davidson, Inc. (“Harley”) consists of a motorcycles segment, which designs and manufacturers motorcycles for the heavyweight market, and a financial services segment which provides wholesale and retail financing as well as insurance programs.

Harley is currently subject to the information requirements of the Securities Exchange Act.

Accordingly, Harley files reports (including its Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2010) and other information with the SEC. Harley’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of Harley is listed on NYSE under the symbol “HOG.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for Harley common stock, as reported on NYSE, as well as the cash dividends paid per share of Harley common stock.

According to Harley’s Form 10-Q for the quarterly period ended March 28, 2010, as of April 30, 2010, there were 235,451,951 shares of Harley common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$62.18	$57.32	$0.125
Second Quarter 2005	$58.77	$45.42	$0.160
Third Quarter 2005	$54.00	$46.90	$0.000
Fourth Quarter 2005	$55.77	$44.40	$0.340
First Quarter 2006	$54.64	$48.41	$0.180
Second Quarter 2006	$54.89	$47.96	$0.210
Third Quarter 2006	$64.58	$51.37	$0.000
Fourth Quarter 2006	$75.50	$62.42	$0.420
First Quarter 2007	$73.85	$58.28	$0.210
Second Quarter 2007	$65.55	$58.95	$0.250
Third Quarter 2007	$62.81	$46.21	$0.000
Fourth Quarter 2007	$51.50	$44.96	$0.600
First Quarter 2008	$45.61	$34.68	$0.300
Second Quarter 2008	$41.57	$35.43	$0.330
Third Quarter 2008	$42.80	$33.07	$0.000
Fourth Quarter 2008	$36.73	$11.90	$0.660
First Quarter 2009	$19.80	$8.20	$0.100
Second Quarter 2009	$22.16	$13.79	$0.100
Third Quarter 2009	$25.25	$15.04	$0.000
Fourth Quarter 2009	$29.58	$21.01	$0.200
First Quarter 2010	$28.77	$22.23	$0.100
Second Quarter 2010 (through June 1)	$35.49	$28.38	$0.000	(1)

(1)	Harley declared a dividend of $0.100 on April 24, 2010 which is payable on June 18, 2010.

The closing price of Harley common stock on June 1, 2010 was $29.18.

ELKS®	| 23

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity

The examples of hypothetical maturity payments set forth below are based on the following assumptions.

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 14% per annum (7.0% for the term of the ELKS), payable monthly

■	Initial Equity Price: $30.00 per share of Harley common stock

■	Annualized current regular dividend yield of Harley common stock: 1.5%

■	Equity Ratio: 33.333 shares of Harley common stock per ELKS

■	Maturity Date: 6 months after the Issue Date

■	Downside Threshold Price: $22.50 (75% of the Initial Equity Price)

■	The closing price of Harley common stock on the Valuation Date is the same as the closing price on the Maturity Date.

Closing Price of Harley common stock on the Maturity Date	Return on Harley common stock(1)	No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
		Amount received at Maturity(2)	Total Monthly Coupons	Total Return on ELKS(3)	Did the ELKS outperform Harley common stock?(6)	Amount received at Maturity(4)	Total Monthly Coupons	Total Return on ELKS(5)	Did the ELKS outperform Harley common stock?(6)
0.00	-100.00%	NA	NA	NA	-	$0.00	$70.00	-93.0%	YES
15.00	-50.00%	NA	NA	NA	-	$500.00	$70.00	-43.0%	YES
18.00	-40.00%	NA	NA	NA	-	$600.00	$70.00	-33.0%	YES
21.00	-30.00%	NA	NA	NA	-	$700.00	$70.00	-23.0%	YES
24.00	-20.00%	$1,000.00	$70.00	7.0%	YES	$800.00	$70.00	-13.0%	YES
27.00	-10.00%	$1,000.00	$70.00	7.0%	YES	$900.00	$70.00	-3.0%	YES
30.00	0.00%	$1,000.00	$70.00	7.0%	YES	$1,000.00	$70.00	7.0%	YES
33.00	10.00%	$1,000.00	$70.00	7.0%	NO	$1,100.00	$70.00	17.0%	YES
36.00	20.00%	$1,000.00	$70.00	7.0%	NO	$1,200.00	$70.00	27.0%	YES
39.00	30.00%	$1,000.00	$70.00	7.0%	NO	$1,300.00	$70.00	37.0%	YES
42.00	40.00%	$1,000.00	$70.00	7.0%	NO	$1,400.00	$70.00	47.0%	YES
45.00	50.00%	$1,000.00	$70.00	7.0%	NO	$1,500.00	$70.00	57.0%	YES
60.00	100.00%	$1,000.00	$70.00	7.0%	NO	$2,000.00	$70.00	107.0%	YES
(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of Harley common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on Harley common stock.

24 |	ELKS®

Description of Wynn Resorts, Limited

General

According to publicly available documents, Wynn Resorts, Limited (“Wynn”) is a developer, owner and operator of destination casino resorts.

Wynn is currently subject to the information requirements of the Securities Exchange Act. Accordingly, Wynn files reports (including its Quarterly Report on Form 10-Q for the quarterly period ended

March 31, 2010 and other information with the SEC. Wynn’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of Wynn is listed on NASDAQ under the symbol “WYNN.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for Wynn common stock, as reported on NASDAQ, as well as the cash dividends paid per share of Wynn common stock.

According to Wynn’s Form 10-Q for the quarterly period ended March 31, 2010, as of April 30, 2010, there were 123,310,373 shares of Wynn common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$74.45	$61.41	$0.00
Second Quarter 2005	$66.04	$43.82	$0.00
Third Quarter 2005	$57.56	$43.87	$0.00
Fourth Quarter 2005	$60.07	$42.18	$0.00
First Quarter 2006	$76.94	$53.53	$0.00
Second Quarter 2006	$78.90	$65.70	$0.00
Third Quarter 2006	$77.60	$61.70	$0.00
Fourth Quarter 2006	$97.57	$67.10	$6.00
First Quarter 2007	$114.07	$89.37	$0.00
Second Quarter 2007	$107.05	$87.34	$0.00
Third Quarter 2007	$166.98	$88.81	$0.00
Fourth Quarter 2007	$172.90	$112.13	$6.00
First Quarter 2008	$120.59	$91.41	$0.00
Second Quarter 2008	$116.43	$79.81	$0.00
Third Quarter 2008	$114.67	$69.94	$0.00
Fourth Quarter 2008	$80.19	$31.25	$0.00
First Quarter 2009	$55.28	$15.40	$0.00
Second Quarter 2009	$49.98	$21.55	$0.00
Third Quarter 2009	$73.25	$29.91	$0.00
Fourth Quarter 2009	$69.91	$53.73	$4.00
First Quarter 2010	$77.26	$60.76	$0.00
Second Quarter 2010 (through June 1)	$93.15	$74.64	$0.25

The closing price of Wynn common stock on June 1, 2010 was $81.53.

ELKS®	| 25

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity(1)

The examples of hypothetical maturity payments set forth below are based on the following assumptions.

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 12% per annum, payable monthly

■	Initial Equity Price: $85.00 per share of Wynn common stock

■	Annualized current regular dividend yield of Wynn common stock: 1%

■	Equity Ratio: 11.765 shares of Wynn common stock per ELKS

■	Maturity Date: 12 months after the Issue Date

■	Downside Threshold Price: $59.50 (70% of the Initial Equity Price)

■	The closing price of Wynn common stock on the Valuation Date is the same as the closing price on the Maturity Date.

(1)	These hypothetical examples reflect a term of twelve months. The actual term of the ELKS may be longer.

Closing Price of Wynn common stock on the Maturity Date	Return on Wynn common stock(1)	No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
		Amount received at Maturity (2)	Total Monthly Coupons	Total Return on ELKS (3)	Did the ELKS outperform Wynn common stock?(6)	Amount received at Maturity (4)	Total Monthly Coupons	Total Return on ELKS (5)	Did the ELKS outperform Wynn common stock?(6)
0.00	-100.00%	NA	NA	NA	-	$0.00	$120.00	-88.0%	YES
42.50	-50.00%	NA	NA	NA	-	$500.00	$120.00	-38.0%	YES
51.00	-40.00%	NA	NA	NA	-	$600.00	$120.00	-28.0%	YES
59.50	-30.00%	NA	NA	NA	-	$700.00	$120.00	-18.0%	YES
68.00	-20.00%	$1,000.00	$120.00	12.0%	YES	$800.00	$120.00	-8.0%	YES
76.50	-10.00%	$1,000.00	$120.00	12.0%	YES	$900.00	$120.00	2.0%	YES
85.00	0.00%	$1,000.00	$120.00	12.0%	YES	$1,000.00	$120.00	12.0%	YES
93.50	10.00%	$1,000.00	$120.00	12.0%	YES	$1,100.00	$120.00	22.0%	YES
102.00	20.00%	$1,000.00	$120.00	12.0%	NO	$1,200.00	$120.00	32.0%	YES
110.50	30.00%	$1,000.00	$120.00	12.0%	NO	$1,300.00	$120.00	42.0%	YES
119.00	40.00%	$1,000.00	$120.00	12.0%	NO	$1,400.00	$120.00	52.0%	YES
127.50	50.00%	$1,000.00	$120.00	12.0%	NO	$1,500.00	$120.00	62.0%	YES
170.00	100.00%	$1,000.00	$120.00	12.0%	NO	$2,000.00	$120.00	112.0%	YES

(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of Wynn common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on Wynn common stock.

26 |	ELKS®

Description of United States Steel Corporation

General

According to publicly available documents, United States Steel Corporation (“US Steel”) is an integrated steel producer of flat-rolled and tubular products with major production operations in North America and Europe.

US Steel is currently subject to the information requirements of the Securities Exchange Act. Accordingly, US Steel files reports (including its

Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010) and other information with the SEC. US Steel’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of US Steel is listed on NYSE under the symbol “X.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for US Steel common stock, as reported on NYSE, as well as the cash dividends paid per share of US Steel common stock.

According to US Steel’s Form 10-Q for the quarterly period ended March 31, 2010, as of April 23, 2010, there were 143,383,893 shares of US Steel common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$63.12	$46.34	$0.08
Second Quarter 2005	$51.18	$34.10	$0.10
Third Quarter 2005	$45.40	$34.80	$0.10
Fourth Quarter 2005	$50.60	$34.64	$0.10
First Quarter 2006	$63.22	$49.44	$0.10
Second Quarter 2006	$76.60	$56.99	$0.15
Third Quarter 2006	$70.20	$54.99	$0.15
Fourth Quarter 2006	$78.75	$55.06	$0.20
First Quarter 2007	$101.22	$69.72	$0.20
Second Quarter 2007	$125.05	$100.85	$0.20
Third Quarter 2007	$116.10	$80.42	$0.20
Fourth Quarter 2007	$120.91	$86.42	$0.20
First Quarter 2008	$126.87	$95.82	$0.25
Second Quarter 2008	$191.96	$132.64	$0.25
Third Quarter 2008	$175.35	$72.33	$0.30
Fourth Quarter 2008	$70.95	$20.97	$0.30
First Quarter 2009	$40.14	$16.88	$0.30
Second Quarter 2009	$41.83	$22.62	$0.05
Third Quarter 2009	$50.24	$30.50	$0.05
Fourth Quarter 2009	$56.86	$34.48	$0.05
First Quarter 2010	$65.44	$44.07	$0.05
Second Quarter 2010 (through June 1)	$69.71	$44.01	$0.00	(1)

(1)	US Steel declared a dividend of $0.05 on April 27, 2010 which is payable on June 10, 2010.

The closing price of US Steel common stock on June 1, 2010 was $44.01.

ELKS®	| 27

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity(1)

The examples of hypothetical maturity payments set forth below are based on the following assumptions.

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 11% per annum, payable monthly

■	Initial Equity Price: $47.00 per share of US Steel common stock

■	Annualized current regular dividend yield of US Steel common stock: 0.5%
■	Equity Ratio: 21.277 shares of US Steel common stock per ELKS

■	Maturity Date: 12 months after the Issue Date

■	Downside Threshold Price: $32.90 (70% of the Initial Equity Price)

■	The closing price of US Steel common stock on the Valuation Date is the same as the closing price on the Maturity Date.

(1)	These hypothetical examples reflect a term of twelve months. The actual term of the ELKS may be longer.

Closing Price of US Steel common stock on the Maturity Date	Return on US Steel common stock(1)	No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
		Amount received at Maturity(2)	Total Monthly Coupons	Total Return on ELKS(3)	Did the ELKS outperform US Steel common stock?(6)	Amount received at Maturity(4)	Total Monthly Coupons	Total Return on ELKS(5)	Did the ELKS outperform US Steel common stock? (6)
0.00	-100.00%	NA	NA	NA	-	$0.00	$110.00	-89.0%	YES
23.50	-50.00%	NA	NA	NA	-	$500.00	$110.00	-39.0%	YES
28.20	-40.00%	NA	NA	NA	-	$600.00	$110.00	-29.0%	YES
32.90	-30.00%	NA	NA	NA	-	$700.00	$110.00	-19.0%	YES
37.60	-20.00%	$1,000.00	$110.00	11.0%	YES	$800.00	$110.00	-9.0%	YES
42.30	-10.00%	$1,000.00	$110.00	11.0%	YES	$900.00	$110.00	1.0%	YES
47.00	0.00%	$1,000.00	$110.00	11.0%	YES	$1,000.00	$110.00	11.0%	YES
51.70	10.00%	$1,000.00	$110.00	11.0%	YES	$1,100.00	$110.00	21.0%	YES
56.40	20.00%	$1,000.00	$110.00	11.0%	NO	$1,200.00	$110.00	31.0%	YES
61.10	30.00%	$1,000.00	$110.00	11.0%	NO	$1,300.00	$110.00	41.0%	YES
65.80	40.00%	$1,000.00	$110.00	11.0%	NO	$1,400.00	$110.00	51.0%	YES
70.50	50.00%	$1,000.00	$110.00	11.0%	NO	$1,500.00	$110.00	61.0%	YES
94.00	100.00%	$1,000.00	$110.00	11.0%	NO	$2,000.00	$110.00	111.0%	YES
(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of US Steel common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on US Steel common stock.

28 |	ELKS®

Description of Advanced Micro Devices, Inc.

General

According to publicly available documents, Advanced Micro Devices, Inc. (“AMD”) is a semiconductor company that designs and seller microprocessors, chipsets and graphics processors.

AMD is currently subject to the information requirements of the Securities Exchange Act. Accordingly, AMD files reports (including its Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2010) and other information with the SEC. AMD’s reports and other information are available to the public on the SEC’s website at http://www.sec.gov, or may be inspected and copied at offices of the SEC at the locations listed in the section “Prospectus Summary—Where You Can Find More Information” in the prospectus related to this offering.

Historical Data

The common stock of AMD is listed on NYSE under the symbol “AMD.” The following table sets forth, for each of the quarterly periods indicated, the high and the low closing prices for AMD common stock, as reported on NYSE, as well as the cash dividends paid per share of AMD common stock.

According to AMD’s Form 10-Q for the quarterly period ended March 27, 2010, as of April 30, 2010, there were 673,364,610 shares of AMD common stock issued and outstanding.

	High	Low	Dividend
First Quarter 2005	$21.41	$14.86	$0.00
Second Quarter 2005	$18.21	$14.16	$0.00
Third Quarter 2005	$25.20	$17.45	$0.00
Fourth Quarter 2005	$31.70	$21.00	$0.00
First Quarter 2006	$42.10	$32.40	$0.00
Second Quarter 2006	$35.42	$23.89	$0.00
Third Quarter 2006	$27.38	$17.39	$0.00
Fourth Quarter 2006	$25.38	$20.12	$0.00
First Quarter 2007	$20.18	$13.06	$0.00
Second Quarter 2007	$15.59	$12.71	$0.00
Third Quarter 2007	$15.84	$11.64	$0.00
Fourth Quarter 2007	$14.55	$7.32	$0.00
First Quarter 2008	$8.00	$5.53	$0.00
Second Quarter 2008	$7.78	$5.78	$0.00
Third Quarter 2008	$6.34	$4.19	$0.00
Fourth Quarter 2008	$4.74	$1.80	$0.00
First Quarter 2009	$3.56	$2.00	$0.00
Second Quarter 2009	$4.82	$3.02	$0.00
Third Quarter 2009	$6.08	$3.36	$0.00
Fourth Quarter 2009	$9.91	$4.60	$0.00
First Quarter 2010	$9.71	$7.19	$0.00
Second Quarter 2010 (through June 1)	$10.16	$8.09	$0.00

The closing price of AMD common stock on June 1, 2010 was $8.14.

ELKS®	| 29

Graph of Historical Trading Price Information

Hypothetical Amounts Payable at Maturity(1)

The examples of hypothetical maturity payments set forth below are based on the following assumptions.

■	Issue Price: $1,000.00 per ELKS

■	Coupon: 11% per annum, payable monthly

■	Initial Equity Price: $8.00 per share of AMD common stock

■	Annualized current regular dividend yield of AMD common stock: 0%

■	Equity Ratio: 125.000 shares of AMD common stock per ELKS

■	Maturity Date: 12 months after the Issue Date

■	Downside Threshold Price: $5.60 (70% of the Initial Equity Price)

■	The closing price of AMD common stock on the Valuation Date is the same as the closing price on the Maturity Date.

(1)	These hypothetical examples reflect a term of twelve months. The actual term of the ELKS may be longer.

		No Closing Below The Downside Threshold Price				A Closing Below The Downside Threshold Price
Closing Price of AMD common stock on the Maturity Date	Return on AMD common stock(1)	Amount received at Maturity (2)	Total Monthly Coupons	Total Return on ELKS(3)	Did the ELKS outperform AMD common stock?(6)	Amount received at Maturity (4)	Total Monthly Coupons	Total Return on ELKS(5)	Did the ELKS outperform AMD common stock?(6)
0.00	-100.00%	NA	NA	NA	-	$0.00	$110.00	-89.0%	YES
4.00	-50.00%	NA	NA	NA	-	$500.00	$110.00	-39.0%	YES
4.80	-40.00%	NA	NA	NA	-	$600.00	$110.00	-29.0%	YES
5.60	-30.00%	NA	NA	NA	-	$700.00	$110.00	-19.0%	YES
6.40	-20.00%	$1,000.00	$110.00	11.0%	YES	$800.00	$110.00	-9.0%	YES
7.20	-10.00%	$1,000.00	$110.00	11.0%	YES	$900.00	$110.00	1.0%	YES
8.00	0.00%	$1,000.00	$110.00	11.0%	YES	$1,000.00	$110.00	11.0%	YES
8.80	10.00%	$1,000.00	$110.00	11.0%	YES	$1,100.00	$110.00	21.0%	YES
9.60	20.00%	$1,000.00	$110.00	11.0%	NO	$1,200.00	$110.00	31.0%	YES
10.40	30.00%	$1,000.00	$110.00	11.0%	NO	$1,300.00	$110.00	41.0%	YES
11.20	40.00%	$1,000.00	$110.00	11.0%	NO	$1,400.00	$110.00	51.0%	YES
12.00	50.00%	$1,000.00	$110.00	11.0%	NO	$1,500.00	$110.00	61.0%	YES
16.00	100.00%	$1,000.00	$110.00	11.0%	NO	$2,000.00	$110.00	111.0%	YES

(1)	Excluding any dividend payments.
(2)	In cash.
(3)	Including total coupon payable on the ELKS.
(4)	In cash or market value of shares of AMD common stock equal to the Equity Ratio.
(5)	Including total coupon payable on the ELKS.
(6)	Including any dividend payments on AMD common stock.

CitiFirst is the family name for Citi’s offering of financial investments including notes, deposits and certificates. Tailored to meet the needs of a broad range of investors, these investments fall into three categories, each with a defined level of principal protection.

Five symbols represent the assets underlying CitiFirst Investment products. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube.

ELKS® is a registered service mark of Citigroup Global Markets Inc.

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